EX-99.h.8

                     AMENDMENT TO TRANSFER AGENCY AGREEMENT
                             JNL VARIABLE FUND V LLC


         AMENDMENT made as of this 18th day of February, 2004, by and between JNL Variable Fund V LLC, a Delaware limited liability corporation ("the Variable Fund"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

         WHEREAS, the Fund and JNAM entered into a Transfer Agency Agreement (the "Agreement") dated January 31, 2001; and

         WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds ("Fund") of the Variable Fund and the owners of record thereof; and

         WHEREAS, a new paragraph 15 has been added to the Agreement; and

         WHEREAS, in order to reflect a change in sub-adviser, the name of the Fund has been changed.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1.   The following paragraph is added to the Agreement in its entirety:

                      15. However, the addition or deletion of a Fund reflecting changes that have been formally approved by resolution by the Board of Trustees will not require approval by the Board of Trustees.

     2. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated February 18, 2004, attached hereto.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                                     JNL VARIABLE FUND V LLC

/s/ Ellen M. Baird                              /s/ Susan S. Rhee
___________________________                 By:______________________________
                                               Susan S. Rhee
                                            As Its Vice President, Counsel and
                                            Secretary

ATTEST:                                     JACKSON NATIONAL ASSET
                                            MANAGEMENT, LLC

/s/ Ellen M. Baird                              /s/ Andrew B. Hopping
___________________________                 By:______________________________
                                               Andrew B. Hopping
                                            As Its President

                                    EXHIBIT A
                                FEBRUARY 18, 2004


                JNL/Mellon Capital Management The Dow SM 10 Fund